EXHIBIT 99.1

QC Holdings, Inc. Announces Voluntary NASDAQ Delisting and SEC Deregistration

OVERLAND PARK, Kan., Jan. 22, 2016 (GLOBE NEWSWIRE) -- QC Holdings, Inc. (NASDAQ:QCCO) announced today that it has notified the NASDAQ Stock Market (“NASDAQ”) of its intention to voluntarily delist its common stock from the NASDAQ Capital Market.  The Company intends to cease trading on NASDAQ at the close of business on February 11, 2016.  The Company’s obligation to file current and periodic reports with the Securities and Exchange Commission (“SEC”) will be terminated the same day upon the filing of the requisite notification with the SEC.  The Company is eligible to deregister its common stock because it has fewer than 300 stockholders of record.

Following delisting and deregistering, the Company presently intends to provide annual information regarding its performance upon stockholder request.  The Company's shares may be quoted in the "Pink Sheets" (www.pinksheets.com), an electronic quotation service for over-the-counter securities. However, there can be no assurance that any market maker or broker will continue to make a market in the Company's shares.

The Company's board of directors determined, after careful consideration, that voluntarily delisting and deregistering is in the overall best interests of the Company and its stockholders. Factors that the board of directors considered include the cost savings that will occur as a result of the elimination of the Company’s obligation to file reports with the SEC, the avoidance of additional accounting, audit, legal and other costs and management's attention devoted to compliance with the requirements of the Sarbanes-Oxley Act of 2002, the historically low daily trading volume in the Company’s shares, and the benefit of allowing management to focus on the long-term development of our core business.

About QC Holdings, Inc.
Headquartered in Overland Park, Kansas, QC Holdings, Inc. is a leading provider of consumer loans in the United States and Canada. In the United States, QC offers various products, including single-pay, installment and title loans, check cashing, debit cards and money transfer services, through 394 branches in 22 states at December 31, 2015. In Canada, the company, through its subsidiary Direct Credit Holdings Inc., is engaged in short-term, consumer Internet lending in various provinces. During fiscal 2014, the company advanced nearly $750 million to customers and reported total revenues of $153 million.

Forward Looking Statement Disclaimer:  This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the company’s current expectations and are subject to a number of risks and uncertainties, which could cause actual results to differ materially from those forward-looking statements. These risks include (1) changes in laws or regulations or governmental interpretations of existing laws and regulations governing consumer protection or short-term lending practices, (2) uncertainties relating to the interpretation, application and promulgation of regulations under the Dodd-Frank Wall Street Reform and Consumer Protection Act, including the impact of proposed rulemaking by the Consumer Financial Protection Bureau (CFPB), (3) ballot referendum initiatives by industry opponents to cap the rates and fees that can be charged to customers, (4) uncertainties related to the examination process by the CFPB and indirect rulemaking through the examination process, (5) litigation or regulatory action directed towards us or the short-term consumer loan industry, (6) volatility in our earnings, primarily as a result of fluctuations in loan loss experience and closures of branches, (7) risks associated with our dependence on cash management banking services and the Automated Clearing House for loan collections, (8) negative media reports and public perception of the short-term consumer loan industry and the impact on federal and state legislatures and federal and state regulators, (9) changes in our key management personnel, (10) risks associated with owning and managing non-U.S. businesses, (11) uncertainties associated with delisting and deregistering the Company’s common stock, and (12) the other risks detailed under Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission. QC will not update any forward-looking statements made in this press release to reflect future events or developments.

Investor Relations Contact:
Douglas E. Nickerson  (913-234-5154)
Chief Financial Officer